A special meeting of each fund's shareholders was held on January 16, 2002. The results of votes taken among shareholders on proposals before them are reported below. Each vote reported represents one dollar of net asset value held on the record date for the meeting.

PROPOSAL 1
To continue the effectiveness of Article VIII, Section 4 of the Declaration of Trust.*
	# of Votes Cast	% of Votes Cast
Affirmative	3,932,502,911.07	90.974
Against	169,197,678.81	3.914
Abstain	220,972,115.08	5.112
TOTAL	4,322,672,704.96	100.000
Broker Non-Votes	89,097,661.29
PROPOSAL 2
To authorize the Trustees to adopt an amended and restated Declaration of Trust.*
	# of Votes Cast	% of Votes Cast
Affirmative	3,845,680,509.09	88.965
Against	254,580,958.80	5.890
Abstain	222,411,237.07	5.145
TOTAL	4,322,672,704.96	100.000
Broker Non-Votes	89,097,661.29
PROPOSAL 3
To elect the thirteen nominees specified below as Trustees.*
	# of Votes Cast	% of Votes Cast
J. Michael Cook
Affirmative	4,274,708,872.72	96.893
Withheld	137,061,493.53	3.107
TOTAL	4,411,770,366.25	100.000
Ralph F. Cox
Affirmative	4,269,909,134.25	96.784
Withheld	141,861,232.00	3.216
TOTAL	4,411,770,366.25	100.000
Phyllis Burke Davis
Affirmative	4,261,877,601.01	96.602
Withheld	149,892,765.24	3.398
TOTAL	4,411,770,366.25	100.000
Robert M. Gates
Affirmative	4,269,095,495.55	96.766
Withheld	142,674,870.70	3.234
TOTAL	4,411,770,366.25	100.000
Abigail P. Johnson
Affirmative	4,266,188,108.24	96.699
Withheld	145,652,258.01	3.301
TOTAL	4,411,770,366.25	100.000
Edward C. Johnson 3d
Affirmative	4,265,918,543.86	96.694
Withheld	145,851,822.39	3.306
TOTAL	4,411,770,366.25	100.000
Donald J. Kirk
Affirmative	4,272,354,505.17	96.840
Withheld	139,415,861.08	3.160
TOTAL	4,411,770,366.25	100.000
	# of Votes Cast	% of Votes Cast
Marie L. Knowles
Affirmative	4,274,519,144.10	96.889
Withheld	137,251,222.15	3.111
TOTAL	4,411,770,366.25	100.000
Ned C. Lautenbach
Affirmative	4,274,356,008.52	96.885
Withheld	137,414,357.73	3.115
TOTAL	4,411,770,366.25	100.000
Peter S. Lynch
Affirmative	4,276,202,758.73	96.927
Withheld	135,567,607.52	3.073
TOTAL	4,411,770,366.25	100.000
Marvin L. Mann
Affirmative	4,271,679,778.66	96.825
Withheld	140,090,587.59	3.175
TOTAL	4,411,770,366.25	100.000
William O. McCoy
Affirmative	4,272,095,182.20	96.834
Withheld	139,675,184.05	3.166
TOTAL	4,411,770,366.25	100.000
William S. Stavropoulos
Affirmative	4,269,213,687.02	96.769
Withheld	142,556,679.23	3.231
TOTAL	4,411,770,366.25	100.000

SPARTAN MICHIGAN MUNICIPAL INCOME FUND

PROPOSAL 4
To eliminate fundamental investment policies of Spartan Michigan Municipal Income Fund.
	# of Votes Cast	% of Votes Cast
Affirmative	272,746,628.16	83.759
Against	32,653,172.69	10.028
Abstain	20,231,783.88	6.213
TOTAL	325,631,584.73	100.000
Broker Non-Votes	5,847,968.04
PROPOSAL 8
To amend the fund's fundamental investment limitation concerning underwriting.
	# of Votes Cast	% of Votes Cast
Affirmative	276,868,771.42	85.025
Against	27,858,282.93	8.555
Abstain	20,904,530.38	6.420
TOTAL	325,631,584.73	100.000
Broker Non-Votes	5,847,968.04
PROPOSAL 9
To amend the fund's fundamental investment limitation concerning lending.
	# of Votes Cast	% of Votes Cast
Affirmative	275,542,945.58	84.618
Against	29,151,965.30	8.952
Abstain	20,936,673.85	6.430
TOTAL	325,631,584.73	100.000
Broker Non-Votes	5,847,968.04

SPARTAN MINNESOTA MUNICIPAL INCOME FUND

PROPOSAL 6
To eliminate a fundamental investment policy of Spartan Minnesota Municipal Income Fund.
	# of Votes Cast	% of Votes Cast
Affirmative	156,577,718.19	79.868
Against	23,988,608.29	12.236
Abstain	15,479,248.97	7.896
TOTAL	196,045,575.45	100.000
Broker Non-Votes	13,011,286.77
PROPOSAL 8
To amend the fund's fundamental investment limitation concerning underwriting.
	# of Votes Cast	% of Votes Cast
Affirmative	163,175,076.03	83.233
Against	18,298,176.26	9.334
Abstain	14,572,323.16	7.433
TOTAL	196,045,575.45	100.000
Broker Non-Votes	13,011,286.77
PROPOSAL 9
To amend the fund's fundamental investment limitation concerning lending.
	# of Votes Cast	% of Votes Cast
Affirmative	158,929,592.30	81.068
Against	22,916,066.39	11.689
Abstain	14,199,916.76	7.243
TOTAL	196,045,575.45	100.000
Broker Non-Votes	13,011,286.77

SPARTAN MUNICIPAL INCOME FUND

PROPOSAL 8
To amend the fund's fundamental investment limitation concerning underwriting.
	# of Votes Cast	% of Votes Cast
Affirmative	2,368,846,030.84	87.472
Against	169,782,927.42	6.270
Abstain	169,480,201.24	6.258
TOTAL	2,708,109,159.50	100.000
Broker Non-Votes	51,232,261.14
PROPOSAL 9
To amend the fund's fundamental investment limitation concerning lending.
	# of Votes Cast	% of Votes Cast
Affirmative	2,348,240,668.18	86.711
Against	190,148,912.25	7.022
Abstain	169,719,579.07	6.267
TOTAL	2,708,109,159.50	100.000
Broker Non-Votes	51,232,261.14

SPARTAN OHIO MUNICIPAL INCOME FUND

PROPOSAL 5
To eliminate fundamental investment policies of Spartan Ohio Municipal Income Fund
	# of Votes Cast	% of Votes Cast
Affirmative	204,350,401.17	81.241
Against	28,841,956.33	11.466
Abstain	18,343,855.21	7.293
TOTAL	251,536,212.71	100.00
PROPOSAL 8
To amend the fund's fundamental investment limitation concerning underwriting.
	# of Votes Cast	% of Votes Cast
Affirmative	207,172,439.36	82.363
Against	25,317,607.62	10.065
Abstain	19,046,165.73	7.572
TOTAL	251,536,212.71	100.00
PROPOSAL 9
To amend the fund's fundamental investment limitation concerning lending.
	# of Votes Cast	% of Votes Cast
Affirmative	205,143,988.69	81.556
Against	27,682,325.62	11.006
Abstain	18,709,898.40	7.438
TOTAL	251,536,212.71	100.00

SPARTAN PENNSYLVANIA MUNICIPAL INCOME FUND

PROPOSAL 7
To eliminate a fundamental investment policy of Spartan Pennsylvania Municipal Income Fund.
	# of Votes Cast	% of Votes Cast
Affirmative	135,802,520.48	81.534
Against	21,475,927.10	12.894
Abstain	9,280,284.21	5.572
TOTAL	166,558,731.79	100.000
Broker Non-Votes	2,621,886.00
PROPOSAL 8
To amend the fund's fundamental investment limitation concerning underwriting.
	# of Votes Cast	% of Votes Cast
Affirmative	139,763,994.55	83.913
Against	17,905,609.36	10.750
Abstain	8,889,127.88	5.337
TOTAL	166,558,731.79	100.000
Broker Non-Votes	2,621,886.00
PROPOSAL 9
To amend the fund's fundamental investment limitation concerning lending.
	# of Votes Cast	% of Votes Cast
Affirmative	137,930,575.71	82.812
Against	19,606,312.39	11.771
Abstain	9,021,843.69	5.417
TOTAL	166,558,731.79	100.000
Broker Non-Votes	2,621,886.00

SPARTAN SHORT-INTERMEDIATE MUNICIPAL INCOME FUND

1133:
PROPOSAL 9
To amend the fund's fundamental investment limitation concerning lending.
	# of Votes Cast	% of Votes Cast
Affirmative	565,001,620.94	83.730
Against	52,072,455.88	7.717
Abstain	57,717,363.97	8.553
TOTAL	674,791,440.79	100.000
Broker Non-Votes	11,221,854.57

*Denotes trust-wide proposals and voting results.